Exhibit 21- Subsidiaries of the Registrant



                                   EXHIBIT 21


                              THE DRESS BARN, INC.

                         SUBSIDIARIES OF THE REGISTRANT
                                (All 100% Owned)



                                      State of
Subsidiary                            Incorporation


D.B.R., Inc.                          Delaware

The Dress Barn, Inc. of
New Hampshire, Inc. (**)              New Hampshire

Raxton Corp. (**)                     Massachusetts

JRL Consulting Corp. (**)             New Jersey

D.B.X. Inc.                           New York






(**) Inactive Subsidiary